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                                                                Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report on the consolidated financial statements of Triton Cellular Partners, L.P. and Subsidiaries (and all references to our Firm) included in or made a part of this registration statement.

                                              ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
January 7, 2000